Exhibit 99.1

AG Mortgage Investment Trust, Inc. Reports Third Quarter Results

NEW YORK, NY, November 4, 2014 / Business Wire — AG Mortgage Investment Trust, Inc. (“MITT” or the “Company”) (NYSE: MITT) today reported financial results for the quarter ended September 30, 2014. AG Mortgage Investment Trust, Inc. is an actively managed REIT that opportunistically invests in a diversified risk-adjusted portfolio of Agency RMBS, Non-Agency RMBS, ABS, CMBS, mortgage loans and other real estate related assets.

THIRD QUARTER 2014 FINANCIAL HIGHLIGHTS

•	$0.67 of Net Income per diluted common share(6)

•	$0.63 of Core Earnings per diluted common share(6)

•	Includes $0.04 of dollar roll income associated with the average net position in agency mortgage-backed securities (“MBS”) in the “to-be-announced” (“TBA”) market

•	$0.60 per share common dividend declared

•	$20.33 net book value per share as of September 30, 2014 (1), net of the third quarter dividend

•	3.3% economic return on equity for the quarter, 13.2% annualized (14)

	Q2 2014	Q3 2014
Summary of Operating Results:
GAAP Net Income	$37.8mm	$19.0mm
GAAP Net Income, per diluted common share (6)	$1.33	$0.67

Non-GAAP-Results:
Core Earnings	$17.0mm	$17.8mm
Core Earnings, per diluted common share (6)	$0.60	$0.63

*	For a reconciliation of GAAP Income to Core Earnings, please refer to the Reconciliation of Core Earnings at the end of this press release.

INVESTMENT HIGHLIGHTS

•	$3.6 billion investment portfolio value including net TBA position as of September 30, 2014 (2) (4)

•	55.8% Agency RMBS investment portfolio including net TBA position

•	44.2% credit investment portfolio, comprised of Non-Agency RMBS, ABS, CMBS, mortgage loans and excess mortgage servicing rights

•	Hedge ratio at quarter end excluding net TBA position of 106% of Agency RMBS repo notional, or 59% of total repo notional (8)

•	Hedge ratio at quarter end including net TBA position was 93% of Agency RMBS repo notional and 55% of total repo notional (8)

•	9.4% constant prepayment rate (“CPR”) on the Agency RMBS investment portfolio for the third quarter, excluding net TBA position (5)

•	4.05x “at risk” leverage including net TBA position and 3.77x leverage excluding net TBA position. 2.92% net interest margin excluding net TBA position as of September 30, 2014 (2) (3) (7)

•	Invested approximately $35.0mm of equity for the purchase of four residential loan pools

•	Together with Angelo Gordon private funds, MITT purchased approximately $63.6mm of loans held in security form with $47.8mm of associated financing

•	Acquired approximately $49.5mm of residential mortgage loans with $30.3mm of associated financing

•	Closed on a $150mm Commercial Real Estate (“CRE”) facility with Wells Fargo for a fully extended term of 5 years that is being used to finance commercial real estate loan investments

•	Borrowed $22.5mm during the quarter to finance existing commercial real estate loan investments

•	In September through an affiliate we securitized 40% of loans from a residential loan pool purchased in June

•	Asset-backed transaction named GCAT 2014-2

“We achieved solid high quality earnings during the third quarter,” commented Jonathan Lieberman, President and Chief Investment Officer. “The investment team executed on all key objectives for MITT, including issuing a $0.60 dividend for a fifth consecutive quarter, producing core earnings above our dividend, growing book value per share and executing on residential loan purchases. During the quarter we also finalized an important lending facility to support our commercial real estate origination lending program.”

“We reached all of our goals this quarter, maintaining what we consider to be appropriately conservative leverage and interest rate positioning in a very volatile interest rate environment,” commented David Roberts, Chief Executive Officer. “We continue to bolster our team and are pleased to welcome Karen Werbel as head of MITT’s Investor Relations.”

KEY STATISTICS

($ in thousands)
	September 30, 2014		Weighted Average for the Quarter Ended September 30, 2014
Investment portfolio including net TBA position (2) (4)	$3,642,655		$3,723,414
Investment portfolio excluding net TBA position	3,432,014		3,638,618
Repurchase agreements	2,871,454		2,996,119
Stockholders’ equity	738,312		737,514

Leverage ratio (7)	3.77	x	4.06	x
Hedge ratio - Total repo (8)	59%		62%
Hedge ratio - Agency repo (8)	106%		102%

“At Risk” Leverage including net TBA position (7)	4.05	x	4.25	x
Hedge ratio - Total repo including net TBA position (8)	55%		59%
Hedge ratio - Agency repo including net TBA position (8)	93%		81%

Yield on investment portfolio (9)	4.63%		4.31%
Cost of funds (10)	1.71%		1.69%
Net interest margin (3)	2.92%		2.62%
Management fees (11)	1.38%		1.38%
Other operating expenses (12)	1.70%		1.70%

Book value, per share (1)	$20.33
Undistributed taxable income, per common share (13)	$1.89
Dividend, per share	$0.60

INVESTMENT PORTFOLIO

The following summarizes the Company’s investment portfolio as of September 30, 2014 (2):

($ in thousands)
	Current Face	Premium (Discount)	Amortized Cost	Fair Value	WA Yield
Agency RMBS:
20-Year Fixed Rate	$130,938	$6,413	$137,351	$137,623	2.8%
30-Year Fixed Rate	971,568	49,272	1,020,840	1,021,249	3.2%
Fixed Rate CMO	90,676	931	91,607	92,490	2.8%
Hybrid ARM	434,439	(729)	433,710	436,728	2.8%
Inverse Interest Only	398,244	(324,243)	74,001	76,367	8.1%
Interest Only	409,579	(354,757)	54,822	55,697	7.8%
Fixed Rate 30 Year TBA	200,000	10,843	210,843	210,641	N/A
Credit Investments:
Non-Agency RMBS	1,428,682	(192,422)	1,236,260	1,260,920	5.7%
ABS	76,982	(646)	76,336	76,035	5.6%
CMBS	134,253	(26,774)	107,479	111,360	7.7%
Interest Only	52,358	(46,264)	6,094	6,354	5.7%
Commercial Loans	72,800	(353)	72,447	72,800	8.4%
Residential Loans	120,498	(36,030)	84,468	83,711	7.5%
Excess Mortgage Servicing Rights	94,380	(93,698)	682	680	7.4%

Total	$4,615,397	$(1,008,457)	$3,606,940	$3,642,655	4.6%

As of September 30, 2014, the weighted average yield on the Company’s investment portfolio was 4.63% and its weighted average cost of funds was 1.71%. This resulted in a net interest margin of 2.92% excluding the net TBA position as of September 30, 2014. (3)

The Company had net realized gains of $10.5 million, or $0.37 per share, during the quarter ended September 30, 2014. Of this amount, $5.6 million, or $0.20 per share, was from Agency RMBS sales, $4.8 million, or $0.17 per share, was from credit investments, $(2.8) million or $(0.10) per share, was from termination of derivatives and $2.9 million, or $0.10 per share, was from TBAs. Of the $2.9 million or $0.10 per share of TBA gains, $1.2 million or $0.04 per share was included in core earnings as drop income.

Premiums and discounts associated with purchases of the Company’s securities are amortized or accreted into interest income over the estimated life of such securities, using the effective yield method. The Company recorded a $(0.2) million, or $(0.01) per share retrospective adjustment due to the change in projected cash flows on its Agency RMBS, excluding interest-only securities and fixed rate 30 year TBAs. Since the cost basis of the Company’s Agency RMBS securities, excluding interest-only securities, exceeds the underlying principal balance by 3.4% as of September 30, 2014, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company’s asset yields.

FINANCING AND HEDGING ACTIVITIES

During the quarter, we entered into a $150 million CRE facility with Wells Fargo for a fully extended term of five years that is being used to finance commercial real estate loan investments. The Company borrowed $22.5 million during the quarter to finance existing commercial loan investments.

The Company has entered into repurchase agreements with 33 counterparties, under which we had debt outstanding with 24 counterparties as of September 30, 2014. Weighted average funding cost was 0.4% for Agency RMBS and 1.9% for credit securities. The investment portfolio is financed with repurchase agreements as of September 30, 2014 as summarized below:

($ in thousands)
Repurchase Agreements Maturing Within:	Repo Outstanding	WA Funding Cost	WA Days to Maturity	% Repo Outstanding
30 Days or Less	$1,317,980	0.88%	16	45.9%
31-60 Days	632,701	0.63%	45	22.0%
61-90 Days	292,024	0.40%	72	10.2%
Greater than 90 Days	628,749	1.88%	412	21.9%

Total / Weighted Average	$2,871,454	0.99%	115	100.0%

*	Our weighted average original days to maturity is 157 days.

We have entered into interest rate swap agreements to hedge our portfolio. The net TBA position is excluded from the derivative notional amount shown below. The Company’s interest rate swaps as of September 30, 2014 are summarized as follows:

($ in thousands)
Maturity	Notional Amount	Weighted Average Pay Rate	Weighted Average Receive Rate*	Weighted Average Years to Maturity
2017	80,000	0.86%	0.28%	2.93
2018	210,000	1.05%	0.23%	3.51
2019	306,000	1.34%	0.23%	4.86
2020	440,000	1.61%	0.23%	5.49
2022	50,000	1.69%	0.23%	7.93
2023	328,000	2.49%	0.23%	8.81
2024	67,000	2.74%	0.23%	9.48

Total/Wtd Avg	$1,481,000	1.68%	0.24%	5.94

*	100% of our receive float interest rate swap notionals reset quarterly based on three-month LIBOR.

The Company also utilizes short positions in U.S. Treasury securities, interest rate swaptions and IO Index derivatives to mitigate exposure to increases in interest rates. As of September 30, 2014, the Company had a net short position of $28.0 million notional in U.S. Treasury securities, interest rate swaptions notional of $105.0 million and $38.4 million of IO Index notional. As of September 30, 2014, 59% and 106% of the Company’s outstanding balance of total repurchase agreements and repurchase agreements secured by Agency RMBS, respectively, was hedged excluding the TBA positions. The hedge ratio including the net TBA position was 93% of Agency RMBS and 55% of total repo notional at September 30, 2014. (8)

TAXABLE INCOME

The primary differences between taxable income and GAAP net income include (i) unrealized gains and losses associated with investment and derivative portfolios which are marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) temporary differences related to amortization of premiums and discounts paid on investments, (iii) the timing and amount of deductions related to stock-based compensation, (iv) temporary differences related to the recognition of certain terminated derivatives and (v) taxes. As of September 30, 2014, the Company had undistributed taxable income of approximately $1.89 per share. (13)

DIVIDEND

On September 11, 2014, the Company’s board of directors declared the third quarter dividend of $0.60 per share of common stock that was paid on October 27, 2014 to stockholders of record as of September 22, 2014.

On August 14, 2014, the Company declared a quarterly dividend of $0.51563 per share of Series A preferred stock and a quarterly dividend of $0.50 per share of Series B preferred stock. The preferred distributions were paid on September 17, 2014 to stockholders of record as of August 29, 2014.

STOCKHOLDER CALL

The Company invites stockholders, prospective stockholders and analysts to attend MITT’s third quarter earnings conference call on November 5, 2014 at 9:30 am Eastern Time. The stockholder call can be accessed by dialing (888) 424-8151 (U.S. domestic) or (847) 585-4422 (international). Please enter code number 6621654#.

A presentation will accompany the conference call and will be available on the Company’s website at www.agmit.com. Select the Q3 2014 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An audio replay of the stockholder call combined with the presentation will be made available on our website after the call. The replay will be available until midnight on November 19, 2014. If you are interested in hearing the replay, please dial (888) 843-7419 (U.S. domestic) or (630) 652-3042 (international). The conference ID number is 6621654#.

For further information or questions, please email ir@agmit.com.

ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a real estate investment trust that invests in, acquires and manages a diversified portfolio of residential and commercial mortgage assets, other real estate-related securities and financial assets. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., an SEC-registered investment adviser that specializes in alternative investment activities.

Additional information can be found on the Company’s website at www.agmit.com.

ABOUT ANGELO, GORDON & CO.

Angelo, Gordon & Co. was founded in 1988 and has approximately $26.5 billion under management. Currently, the firm’s investment disciplines encompass five principal areas: (i) distressed debt and leveraged loans, (ii) real estate, (iii) mortgage-backed securities and other structured credit, (iv) private equity and special situations and (v) a number of hedge fund strategies. Angelo, Gordon & Co. employs over 300 employees, including more than 110 investment professionals, and is headquartered in New York, with associated offices in Amsterdam, Chicago, Houston, Los Angeles, London, Hong Kong, Seoul, Sydney and Tokyo.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to future dividends, the credit component of our portfolio book value, deploying capital, the common and preferred stock offerings and repurchase agreements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, market conditions, conditions in the market for Agency RMBS, Non-Agency RMBS, ABS and CMBS securities and loans, and legislative and regulatory changes that could adversely affect the business of the Company. Additional information concerning these and other risk factors are contained in the Company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available free of charge on the SEC’s website, http://www.sec.gov/. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	September 30, 2014	December 31, 2013
Assets
Real estate securities, at fair value:
Agency - $1,678,146,728 and $2,242,322,869 pledged as collateral, respectively	$1,820,154,251	$2,423,002,768
Non-Agency - $1,104,701,107 and $844,217,568 pledged as collateral, respectively	1,116,631,253	844,217,568
ABS - $19,960,090 and $71,344,784 pledged as collateral, respectively	76,035,121	71,344,784
CMBS - $80,481,612 and $93,251,470 pledged as collateral, respectively	88,949,822	93,251,470
Residential mortgage loans, at fair value - $73,028,954 and $0 pledged as collateral, respectively	83,710,984	—
Commercial loans, at fair value - $62,800,000 and $0 pledged as collateral, respectively	72,800,000	—
Investment in affiliates	13,689,143	16,411,314
Excess mortgage servicing rights, at fair value	679,752	—
Linked transactions, net, at fair value	28,346,802	49,501,897
Cash and cash equivalents	43,711,925	86,190,011
Restricted cash	40,723,796	3,575,006
Interest receivable	11,633,053	12,018,919
Receivable on unsettled trades - $138,516,386 and $0 pledged as collateral, respectively	151,919,857	—
Receivable under reverse repurchase agreements	28,245,000	27,475,000
Derivative assets, at fair value	24,810,271	55,060,075
Other assets	12,909,703	1,246,842
Due from broker	3,502,094	1,410,720

Total Assets	$3,618,452,827	$3,684,706,374

Liabilities
Repurchase agreements	$2,740,346,694	$2,891,634,416
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	28,045,938	27,477,188
Payable on unsettled trades	61,461,544	—
Interest payable	2,607,427	3,839,045
Derivative liabilities, at fair value	4,947,317	2,206,289
Dividend payable	17,030,608	17,020,893
Due to affiliates	4,738,480	4,645,297
Accrued expenses	3,334,506	1,395,183
Taxes payable	1,368,516	1,490,329
Due to broker	16,260,255	30,567,000

Total Liabilities	2,880,141,285	2,980,275,640

Stockholders’ Equity
Preferred stock - $0.01 par value; 50,000,000 shares authorized:
8.25% Series A Cumulative Redeemable Preferred Stock, 2,070,000 shares issued and outstanding ($51,750,000 aggregate liquidation preference)	49,920,772	49,920,772
8.00% Series B Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding ($115,000,000 aggregate liquidation preference)	111,293,233	111,293,233
Common stock, par value $0.01 per share; 450,000,000 shares of common stock authorized and 28,384,347 and 28,365,655 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	283,844	283,657
Additional paid-in capital	585,943,635	585,619,488
Retained earnings/(deficit)	(9,129,942)	(42,686,416)

Total Stockholders’ Equity	738,311,542	704,430,734

Total Liabilities & Stockholders’ Equity	$3,618,452,827	$3,684,706,374

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013
Net Interest Income
Interest income	$36,197,633	$33,278,284
Interest expense	6,819,731	5,584,419

	29,377,902	27,693,865

Other Income
Net realized gain/(loss)	10,539,221	(42,667,835)
Income/(loss) from linked transactions, net	3,481,936	(519,785)
Realized loss on periodic interest settlements of derivative instruments, net	(5,260,449)	(9,123,233)
Unrealized gain/(loss) on real estate securities and loans, net	(19,457,277)	40,136,126
Unrealized gain/(loss) on derivative and other instruments, net	9,459,244	(5,779,945)

	(1,237,325)	(17,954,672)

Expenses
Management fee to affiliate	2,548,601	2,523,547
Other operating expenses	3,140,272	2,819,431
Servicing fees	157,016	—
Equity based compensation to affiliate	67,562	55,105
Excise tax	533,539	373,083

	6,446,990	5,771,166

Income/(loss) before income tax benefit/(expense) and equity in earnings from affiliates	21,693,587	3,968,027
Income tax benefit/(expense)	172,709	(122,979)
Equity in earnings from affiliates	523,316	2,155,471

Net Income/(Loss)	22,389,612	6,000,519

Dividends on preferred stock	3,367,354	3,367,354

Net Income/(Loss) Available to Common Stockholders	$19,022,258	$2,633,165

Earnings/(Loss) Per Share of Common Stock
Basic	$0.67	$0.09
Diluted	$0.67	$0.09

Weighted Average Number of Shares of Common Stock Outstanding
Basic	28,384,238	28,359,937
Diluted	28,405,069	28,359,943

NON-GAAP FINANCIAL MEASURE

This press release contains Core Earnings, a non-GAAP financial measure. AG Mortgage Investment Trust, Inc.’s management believes that this non-GAAP measure, when considered with GAAP, provides supplemental information useful in evaluating the results of the Company’s operations. This non-GAAP measure should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Core Earnings are defined by the Company as net income excluding both realized and unrealized gains/(losses) on the sale or termination of securities and the related tax expense/benefit or disposition expense, if any, on such, including securities underlying linked transactions on a yield adjusted basis, investments held in affiliated entities and derivatives. As defined, Core Earnings include the net interest earned on these transactions, including credit derivatives, linked transactions, investments in affiliates, inverse Agency securities, interest rate derivatives or any other investment activity that may earn or pay net interest. One of the objectives of the Company is to generate net income from net interest margin on the portfolio and management uses Core Earnings to measure this objective.

A reconciliation of GAAP net income to Core Earnings for the three months ended September 30, 2014 and September 30, 2013 is set forth below:

($ in thousands)
	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013
Net Income available to common stockholders	$19,022	$2,633
Add (Deduct):
Net realized (gain)/loss	(10,539)	42,668
Tax (benefit)/expense related to realized gain	(173)	95
Drop income	1,196	—
(Income)/loss from linked transactions, net	(3,482)	520
Net interest income on linked transactions	1,961	2,913
Equity in (earnings) from affiliates	(523)	(2,156)
Net interest income from equity method investments	353	313
Unrealized (gain)/loss on real estate securities and loans, net	19,457	(40,136)
Unrealized (gain)/loss on derivative and other instruments, net	(9,459)	5,780

Core Earnings	$17,813	$12,630

Core Earnings, per Diluted Share	$0.63	$0.45

Footnotes

(1)	Per share figures are calculated using a denominator of all outstanding common shares including all shares granted to our Manager and our independent directors under our equity incentive plans as of quarter end. Net book value uses stockholders’ equity less net proceeds of the Company’s 8.25% Series A and 8.00% Series B Cumulative Redeemable Preferred Stock as the numerator.
(2)	Generally when we purchase a security and finance it with a repurchase agreement, the security is included in our assets and the repurchase agreement is separately reflected in our liabilities on the balance sheet. For securities with certain characteristics (including those which are not readily obtainable in the market place) that are purchased and then simultaneously sold back to the seller under a repurchase agreement, US GAAP requires these transactions be netted together and recorded as a forward purchase commitment. Throughout this presentation where we disclose our investment portfolio and the repurchase agreements that finance it, including our leverage metrics, we have un-linked the transaction and used the gross presentation as used for all other securities. Additionally we invested in certain credit sensitive commercial real estate securities through affiliated entities, for which we have used the equity method of accounting. Throughout this press release where we disclose our investment portfolio, we have presented the underlying assets consistently with all other investments. Lastly, GAAP requires TBAs to be accounted for as derivatives, representing a forward purchase, or sale, of Agency RMBS. We have included net TBA positions as part of Agency RMBS in our portfolio composition unless otherwise stated. This presentation is consistent with how the Company’s management evaluates the business, and believes provides the most accurate depiction of the Company’s investment portfolio and financial condition.
(3)	Net interest margin is calculated by subtracting the weighted average cost of funds from the weighted average yield for the Company’s investment portfolio, which excludes cash held by the Company. See notes footnotes (9) and (10) for further detail. NIM also excludes our net TBA position.
(4)	The total investment portfolio is calculated by summing the fair market value of our Agency RMBS, net TBA position, Non-Agency RMBS, ABS, CMBS, mortgage loan assets, and excess mortgage servicing rights, including linked transactions, and assets owned through investments in affiliates. The percentage of Agency RMBS and credit investments is calculated by dividing the respective fair market value of each, including the net TBA positions as Agency RMBS and linked transactions and assets owned through investments in affiliates as credit investments, by the total investment portfolio.
(5)	This represents the weighted average monthly CPRs published during the quarter for our in-place portfolio during the same period. Our net TBA position is excluded from CPR calculation.
(6)	Diluted per share figures are calculated using weighted average outstanding shares in accordance with GAAP.
(7)	The leverage ratio during the quarter was calculated by dividing our daily weighted average repurchase agreements, including those included in linked transactions, for the quarter by the weighted average stockholders’ equity for the quarter. The leverage ratio at quarter end was calculated by dividing total repurchase agreements, including repurchase agreements accounted for as linked transactions, plus or minus the net payable or receivable, as applicable, on unsettled trades on our GAAP balance sheet by our GAAP stockholders’ equity at quarter end. “At Risk” Leverage includes the components of “leverage” plus our net TBA position of $210.8 million (at cost).
(8)	The hedge ratio during the quarter was calculated by dividing our daily weighted average swap notionals, net short positions in U.S. Treasury securities, IO Index notionals, and interest rate swaptions, including receive fixed swap notionals and short positions in U.S. Treasury securities as negative values, as applicable, for the period by either our daily weighted average total repurchase agreements or daily weighted average repurchase agreements secured by Agency RMBS, as indicated. The hedge ratio at quarter end was calculated by dividing the notional value of our interest rate swaps, net short positions in U.S. Treasury securities, IO Index notionals, and interest rate swaptions, including receive fixed swap notionals and short positions in U.S. Treasury securities as negative values as applicable, by either total repurchase agreements or repurchase agreements secured by Agency RMBS, as indicated, plus the net payable/receivable on either all unsettled trades, or unsettled Agency RMBS trades as indicated. The hedge ratios including the net TBA are calculated as previously stated with an additional $210.8 million of our at risk TBA position (at cost) added to either total repurchase agreements or repurchase agreements secured by Agency RMBS as indicated.
(9)	The yield on our investment portfolio represents an effective interest rate, which utilizes all estimates of future cash flows and adjusts for actual prepayment and cash flow activity as of quarter end. The yield on our investment portfolio during the quarter was calculated by annualizing interest income for the quarter and dividing by our daily weighted average securities held. This calculation excludes cash held by the Company and our net TBA position.
(10)

The cost of funds during the quarter was calculated by annualizing the sum of our interest expense on our repos and net interest settlements on all derivative instruments and dividing that sum by our daily weighted average repurchase agreements for the period. The cost of funds at quarter end was calculated as the sum of the weighted average funding costs on the repurchase agreements outstanding at quarter end and the weighted average of the net pay rate on our interest rate swaps and the net receive rate on our IO Index derivatives. Both elements of the cost of funds at quarter end were weighted by the repurchase agreements outstanding at quarter end. The cost of funds excludes our net TBA position.
(11)	The management fee percentage during the quarter was calculated by annualizing the management fees recorded during the quarter and dividing by the weighted average stockholders’ equity for the quarter. The management fee percentage at quarter end was calculated by annualizing management fees recorded during the quarter and dividing by quarter end stockholders’ equity.
(12)	The other operating expenses percentage during the quarter was calculated by annualizing the other operating expenses recorded during the quarter and dividing by our weighted average stockholders’ equity for the quarter. The other operating expenses percentage at quarter end was calculated by annualizing other operating expenses recorded during the quarter and dividing by quarter end stockholders’ equity.
(13)	Undistributed taxable income per common share represents total undistributed taxable income as of quarter end.
(14)	The economic return on equity for the quarter represents the increase in net book value per share from prior quarter, plus the dividend declared in the current quarter, divided by prior quarter’s net book value per share.